UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement
Scheduled 14A Information
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant: ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

TRIPLE-S MANAGEMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

*** Exercise Your Right to Vote ***
 Important Notice Regarding Additional Information for the
 Shareholder Meeting to Be Held on April 24, 2020
 TRIPLE-S MANAGEMENT CORPORATION
 P.O. Box 363628
 San Juan, Puerto Rico 00936-3628

The following Notice of Change of Location related to the Proxy Statement (the “Proxy Statement”), dated March 12, 2020, is furnished to the shareholders of Triple-S Management Corporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, April 24, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 14, 2020.

THE NOTICE SHOULD BE READ IN CONJUCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
 OF ANNUAL MEETING OF SHAREHOLDERS
 TO BE HELD ON APRIL 24, 2020
 TRIPLE-S MANAGEMENT CORPORATION

To our Shareholders:

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders, partners and employees, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders (the “Annual Meeting”) of Triple-S Management Corporation (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Friday, April 24, 2020 at 9:00 a.m. (Local Time). In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 26, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/GTS2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote and submit questions during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in time or meeting time, or if you have any questions regarding how to use the virtual meeting platform, please call the technical support number that will be posted on the virtual shareholder meeting log in page.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By order of the Board of Directors,

Carlos L. Rodríguez-Ramos
Secretary

San Juan, Puerto Rico
April 14, 2020